Exhibit 3.253

ARTICLES OF INCORPORATION

OF

JUPITER IMAGING ASSOCIATES, P.A.

The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a professional service corporation under Chapter 621 of the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be:

JUPITER IMAGING ASSOCIATES, P.A.

The principal place of business of this corporation shall be 1210 South Old Dixie Highway, Jupiter, Florida 33458.

ARTICLE II. NATURE OF BUSINESS

The purpose of this corporation is to engage in every aspect of the business of rendering the same professional services to the public that a medical practice, duly licensed under the laws of the State of Florida, is authorized to render.

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock having $1 par value per share.

ARTICLE IV. ADDRESS

The street address of the initial registered office of the corporation shall be 502 East Park Avenue, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Information Services, Inc.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI. PREEMPTIVE RIGHTS

Every shareholder upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof at the price at which it is offered to others.

ARTICLE VII. INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

Corporation Information Services, Inc.

502 East Park Avenue

Tallahassee, Florida 32301

IN WITNESS WHEREOF, the undersigned authorized agent of Corporation Information Services, Inc. has hereunto set her hand and seal of Corporation Information Services, Inc. on this 16th day of January, 1990.

Corporation Information Services, Inc.

By:	/s/ Gail Shelby
Gail Shelby

STATE OF FLORIDA

COUNTY OF LEON

The foregoing instrument was acknowledged before me this 9th day of January, 1990, by Gail Shelby.

/s/ Laura R. Dunlap
Notary Public, State of Florida at Large

My Commission Expires:

ARTICLES OF AMENDMENT

FOR JUPITER IMAGING ASSOCIATES, P.A.

Pursuant to Florida Statues Section 607.1001, the Articles of Incorporation of the above-named corporation are hereby amended as follows:

1. Article IX shall be restated in its entirety to state: The registered agent of this Corporation and his street address is as follows: Michael S. Singer, Esquire, 1201 U.S. Highway One, Suite 240A, North Palm Beach, FL 33408.

3. Pursuant to Section 607.1003, Florida Statutes, the foregoing amendment was proposed to the Shareholders by the Board of Director and the number of votes cast for the amendment by the shareholders was sufficient for approval. The amendment was adopted and effective on October 1, 2000.

Accordingly we have executed these Articles of Amendment on October 1, 2000.

/s/ David M. Mullin, M.D.
DAVID M. MULLIN, M.D., Chairman/Director

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 1st day of October, 2000, by DAVID M. MULLIN, M.D., who is a Director and Chairman of Jupiter Imaging Associates, P.A. on behalf of the Corporation and who is personally known to me.

/s/ Patti K. Babka
NOTARY PUBLIC

My Commission Expires:

ACCEPTANCE OF REGISTERED AGENT

I am hereby familiar with and accept the designation as Registered Agent for Jupiter Imaging Associates, P.A. I agree as Registered Agent to accept Service of Process; to keep the office open during prescribed hours; to post my name (and any other officers of said corporation authorized to accept service or process at the Florida designated address) in some conspicuous place in the office as required by law.

/s/ Michael S. Singer
MICHAEL S. SINGER
Registered Agent

Articles of Amendment

to

Articles of Incorporation

of

JUPITER IMAGING ASSOCIATES, P.A.
(Name of corporation as currently filed with the Florida Dept. of State)

L42562
(Document number of corporation (if known)

Pursuant to the provisions of section 607.1005, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing)

JUPITER IMAGING ASSOCIATES, INC.

(Must contain the word “corporation,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”) (A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED – (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted; (BE SPECIFIC)

N/A

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself. (If not applicable, indicate N/A)

N/A

The date of each amendment(s) adopted:	December 10, 2009

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☒	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for
approval by		”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ Ronald Porter, M.D.
(By a director, president or office officer – if directors or officers have not been selected by the incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

/s/ Ronald Porter, M.D.
(Typed or printed name of person signing)

Treasurer
(Title of person signing)

FILING FEE $35